UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 16, 2011
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 16, 2011, Griffin Land & Nurseries, Inc. (“Griffin” or “Registrant”) issued a press release announcing that its Board of Directors has declared a quarterly cash dividend on its common stock of $0.10 per share.  The dividend will be payable on December 6, 2011 to stockholders of record as of the close of business on November 29, 2011.

Griffin also announced that its Board has considered its dividend policy for succeeding years and decided that, beginning in fiscal 2012, Griffin, rather than continuing to pay a quarterly dividend, will consider the payment of an annual dividend at the end of its fiscal year.  This change will permit the Board to evaluate better both Griffin’s prior full year results and its cash needs for the succeeding year when determining whether to declare an annual dividend.  This decision was based on the changes in cash usage and generation in the real estate business, particularly the variations caused by new building construction and property sales.  Griffin expects significant capital expenditures over the next several years as it expands its real estate development activities.  Griffin noted that it has broken ground and will commence, on speculation, construction of a 228,000 sq. ft. industrial building in the Lehigh Valley of Pennsylvania and that it may potentially expand its real estate development activities into other geographies between Hartford, Connecticut and Washington, D.C.  Griffin also noted that it anticipates receipt of approximately $18.7 million in cash from property sales expected to close in the next few months (including $3.0 million expected within the next week) and that, at present, it has not identified properties to acquire with those proceeds.  There is no guarantee that these anticipated property sales will close under their current terms, or at all.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to the discretion of Griffin’s Board of Directors.

Attached as Exhibit 99.1 to this Current Report is the Registrant’s November 16, 2011 press release, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant's November 16, 2011 Press Release (attached hereto).

Forward-Looking Statements:

This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved particularly with respect to the expected closings of property sales, the declaration and payment of future cash dividends, Griffin’s real estate development plans and other statements that are not historical facts.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements.  Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 27, 2010.  Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: November 16, 2011